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                                                                   EXHIBIT 10.26

                             EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (the "AGREEMENT") is made and entered into as of _____________, 2006 by and among

1. [NAME OF THE CONTRACTING SHAREHOLDER OF THE AFFILIATED ENTITY], a People's Republic of China ("PRC") national and holder of PRC identity card number [ID card no.] (the "SHAREHOLDER")

2. [NAME OF THE AFFILIATED ENTITY (THE WHOLLY-OWNED FOREIGN ENTERPRISE)], a company incorporated under the laws of the PRC and having its principal office located at [Address] ("WFOE")

3. [NAME OF THE PRC SUBSIDIARY], a limited liability company incorporated under the laws of the PRC and having its registered office at [Address] ("XYZ")

WHEREAS:

A. By means of an Amended and Restated Loan Agreement (the "LOAN AGREEMENT") made on [date] between the Shareholder and WFOE, the Shareholder borrowed from WFOE a total sum of RMB[Amount], of which RMB[Amount] was borrowed on [date] (the "INITIAL LOAN") and RMB[Amount] was borrowed in [date] (the "SUBSEQUENT LOAN", together with the Initial Loan, the "INVESTMENT AMOUNT") to acquire [__] percent ([__]%) of the total equity interest in XYZ;

B. By means of an equity pledge agreement (the "FIRST EQUITY PLEDGE AGREEMENT") made on [date] among the Shareholder, WFOE and XYZ, the Shareholder agreed to pledge all of the equity interest she then held in XYZ in favour of WFOE for the Initial Loan;

C. By means of an Amended and Restated Exclusive Conditional Equity Purchase Agreement (the "EXCLUSIVE CONDITIONAL EQUITY PURCHASE AGREEMENT") made on ___________________________, 2006 between the Shareholder and WFOE, the
     Shareholder agrees to sell all or part of the equity interest in XYZ held by the Shareholder (representing [__] percent ([__]%) of the total equity interest in XYZ) to WFOE or its nominee at WFOE's sole discretion as and when permitted by PRC law;

D. As at the date hereof, the Shareholder is the owner of [__] percent ([__]%) of the total equity interest in XYZ and the Shareholder voluntarily agrees to pledge all of the equity interest in XYZ held by the Shareholder (representing [__] percent ([__]%) of the total equity interest in XYZ) to WFOE, as security for (i) full payment and performance of the Shareholder's obligations under the Loan Agreement, each and every obligation of the Shareholder and under the Exclusive Conditional Equity Purchase Agreement when due (collectively, the "OBLIGATIONS"), and (ii) compensation for any direct or indirect losses arising in any Event of Default (defined below in Section 8) by Shareholder and/or XYZ, including but not limited to interest, penalty interest, other penalty under these abovementioned agreements, the sum of compensation for losses, the profit obtainable after the performance of these abovementioned agreements and any charges, costs or

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     expenses incurred by WFOE as and when enforcing Shareholder and/or XYZ to perform their respective obligations thereof ((i) and (ii) collectively, the "SECURED INDEBTEDNESS").

NOW, THEREFORE, in consideration of the mutual covenants set forth hereinafter and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. PLEDGE

1.1 To secure the payment and performance of the Secured Indebtedness, and as security for WFOE, the Shareholder hereby pledges the Collateral (defined below in Section 1.2), and grants a security interest in the Collateral, to WFOE.

1.2 "COLLATERAL" means [__] percent ([__]%) of the total equity interest in XYZ (the "PLEDGED EQUITY"), evidenced by a capital contribution certificate (the "CERTIFICATE") in the form as attached at Exhibit A, signed by the legal representative of XYZ and sealed by XYZ's common seal, together with all property rights as may derive from or accrue to the same, including without limitation, additional equity or replacement securities representing interests in XYZ or an affiliate or successor in interest of XYZ, and all dividends (whether in cash, equity or other forms) and other income or proceeds derived therefrom or receivable or received on the sale, exchange, collection or other disposition thereof, whether voluntary or involuntary, and distributions with respect thereto. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary.

1.3 On or prior to the execution of this Agreement, Shareholder will have delivered or will deliver the Certificate, to WFOE, which shall hold the Pledged Equity for purposes of perfecting its security interest hereunder and in accordance with the terms of this Agreement.

1.4 WFOE shall have the right to collect and hold any equity or securities of any class or kind distributed on account of the Pledged Equity by reason of any dividend, distribution, reclassification or other change in the capital structure of XYZ, all of which shall be delivered by the Shareholder to WFOE and held by WFOE in accordance with the terms of this Agreement.

ARTICLE 2. CARE OF COLLATERAL

2.1 WFOE will use reasonable care in the custody and preservation of the Collateral in its possession.

ARTICLE 3. TERM OF PLEDGE AND RELEASE OF COLLATERAL

3.1  This Agreement shall commence on the Effective Date and expires pursuant to
     Section 3.2 below.

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3.2  Provided (i) all Secured Indebtedness hereunder shall at the time have been paid or performed in full or cancelled and (ii) there does not otherwise exist any Event of Default under Section 8, the Pledged Equity, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge.

3.3 The Shareholder shall apply to the appropriate registration authorities to complete the formalities of terminating the pledge after the dissolution of the pledge relationship in accordance with relevant law (as applicable).

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

For the benefit of WFOE, the Shareholder hereby represents and warrants that:

4.1 the Shareholder has obtained all capacity required to empower her to enter into and to perform her obligations under this Agreement.

4.2 the execution, delivery and performance of this Agreement does not conflict with any agreement or undertaking to which Shareholder is a party or by which Shareholder is bound; and

4.3 except for the rights of Shareholder and WFOE, no other person will have any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral.

ARTICLE 5. COVENANTS AND UNDERTAKINGS OF SHAREHOLDER

5.1 Prior to the payment and performance in full of the Obligations, the Shareholder also undertakes to do as follows:

     (a) from time to time promptly execute and deliver to WFOE all such assignments, financing statements and other instruments or documents as may be necessary in order to more fully evidence and perfect the security interest of WFOE in the Collateral and promptly furnish WFOE with any information or writings which WFOE may reasonably request concerning the Collateral;

     (b) advise WFOE of any requirement to pay taxes, administrative fees and any other charges imposed on it by government departments concerned with respect to the Collateral;

     (c) take all necessary and adequate measures as may be requested by WFOE at WFOE's cost to guarantee its legal ownership of Collateral, to safeguard WFOE's legitimate rights and interests of Collateral pursuant to this Contract; to take all measures and actions and sign all relevant documents according to instructions of WFOE, in order to enable WFOE to smoothly dispose rights of pledge;

     (d) give notice to WFOE, with relevant details, within seven days' receipt of any notice or administrative order concerning Collateral given by any government departments, and to comply with any notice given; and, in the meantime, to put forward or participate in putting forward disputes

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          concerning the aforesaid notice and provide assistance at the reasonable request of WFOE;

     (e) allow WFOE and its representative to examine at any reasonable time all business licenses, corporate documents, minutes, and chops of XYZ;

     (f) at WFOE's request and cost, appear in and defend any action or proceeding which may affect its title to, or WFOE's interest in, the Collateral and to give immediate notice to WFOE in the event that the Collateral is involved in any proceedings, arbitration or dispute, and all information or material concerning the proceedings, arbitration or dispute shall also be made available to WFOE at the request of WFOE at any time;

     (g) hold the Collateral and perform corresponding management obligations in a reasonable and prudential manner, and the Collateral shall neither be used nor allowed to be used for purposes prohibited by any law;

     (h) collect in a timely manner any certificates concerning the Collateral if not already held, and to submit them to WFOE for the record;

     (i)  provide materials concerning Collateral at the request of WFOE; and

     (j) go through the formalities of registering the pledge with the relevant registration authorities for the Collateral (including any part of it) in a timely manner, at the request and cost of WFOE at any time, and to provide to WFOE the pledge registration certificate for safekeeping.

5.2 Prior to payment and performance of the Obligations in full, the Shareholder undertakes not to do the following without the prior consent of
     WFOE:

     (a) waive or partially waive any interest in the Collateral, or to dispose of the Collateral by means of sale, lease, transfer, donation, pledge, mortgage, or any other manner;

     (b) perform or allow to occur any acts that may result in an adverse impact on WFOE's interest in the Collateral or hamper the enforcement of WFOE's rights in the Collateral; or

     (c) perform any act or allow to exist any omission, negligence that may affect or reduce the value of the Collateral; or

     (d) increase or decrease the register capital of XYZ as of the Effective Date.

ARTICLE 6. RIGHTS OF WFOE

6.1 WFOE, upon ten days written notice to Shareholder if Shareholder fails to perform any of its obligations hereunder, may, but shall not be required to, perform such acts to preserve its rights and the value of the Collateral. Shareholder hereby irrevocably appoints WFOE as its attorney-in-fact (which appointment is coupled with an interest and, therefore, irrevocable) to do any such act, and to exercise such rights and powers as Shareholder might exercise with respect to the Collateral in connection therewith. No failure to so act by WFOE

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     will relieve Shareholder of Shareholder's duties under this Agreement or in any way impair or discharge the obligations, and no such failure to act will result in any liability to Shareholder or any third party on the part of WFOE.

6.2 WFOE will have the right to reimbursement upon ten days written demand for reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the custody, preservation and use of the Collateral and the exercise of WFOE's rights hereunder arising from the Shareholder's failure or refusal to fulfill its Obligations on a timely basis when requested by WFOE, all of which costs and expenses are included in the Obligations secured by the Collateral.

6.3 WFOE may do any other act which, in its discretion, it deems necessary or appropriate in connection with the preservation of the Collateral and WFOE's rights therein.

ARTICLE 7. NATURE OF PLEDGE

7.1 The pledge shall be an ongoing guarantee and security interest that expires pursuant to Section 3.2 above.

7.2 The pledge shall be an independent and ongoing guarantee and security interest, not subject to any other effect or substitution of other guarantees provided by the Shareholder or other person to WFOE in the past, present or in the future, or of any liability of the Shareholder under the pledge. Prior to demanding payment of the debts by the Shareholder, it shall not be necessary for WFOE to either demand such payment or to file proceedings against any other person first, nor dispose of or enforce compulsorily any other mortgage or guarantee.

7.3 The pledge shall be an independent guarantee and security interest. The Agreement shall not be null and void or unenforceable even if and when each or all of the Loan Agreement and the Exclusive Conditional Equity Purchase Agreement is null and void or unenforceable.

ARTICLE 8. DEFAULT

8.1  An "EVENT OF DEFAULT" will have occurred if:

     (a) There is an occurrence of an event of default under the Loan Agreement; or

     (b) Shareholder breaches any material provision of this Agreement and such breach continues after written notice from WFOE for a period of ten business days.

ARTICLE 9. DISPOSITION OF COLLATERAL

9.1 Upon the occurrence of an Event of Default, as defined in Section 8 above, WFOE shall have the right to dispose of the Collateral, in accordance with law, as follows and no the act taken by the WFOE hereunder will result in any liability to Shareholder or any third party on the part of WFOE:

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     (a)  to dispose of all or part of the Collateral by means of public auction, private agreement, public bidding, competitive bidding (possibly a combination of the two forms) or in other ways permitted by the laws of the PRC, at a price or under conditions deemed as appropriate by WFOE. The acts and time of the disposition of Collateral shall be decided by WFOE, and the disposition may be carried out in the name of the Shareholder. The sum to be collected from the disposition of Collateral may be paid in cash or other agreed upon forms in a single payment or in installments;

     (b) to sign documents, contracts concerning the Collateral or cancel such transactions in the name of the Shareholder provided that the Shareholder shall not be liable for any losses arising thereby; and

     (c) to take such legal actions over the Collateral in the name of WFOE or Shareholder, or to institute legal proceedings or defend proceedings filed by others, or agree to any form of compromise relating solely to the Collateral (including waiver of demanding reimbursement) in the name of the Shareholder.

9.2 At any sale of the Collateral, WFOE shall have the right to purchase all or any part of the Collateral. Shareholder further agrees that, to the extent notice of sale shall be required by law, ten days' prior notice to Shareholder shall constitute reasonable notice. WFOE shall not be obligated to proceed with any sale of Collateral regardless of notice of sale having been given. Nothing herein shall be deemed to limit or restrict WFOE in disposing of the Collateral in other commercially reasonable ways.

9.3 No delay or omission to exercise any right or remedy of WFOE upon an Event of Default by Shareholder or XYZ will waive any right or remedy of WFOE or be construed as a waiver of any similar default which occurs later. Shareholder waives any right to require WFOE to proceed against any other person or to exhaust any Collateral or to pursue any other remedy in WFOE's power.

9.4 The sum gained from the disposition of the Collateral shall apply in the following order:

     (a)  to pay all cost and expenses of disposing of the Collateral;

     (b) to withhold taxes payable imposed on Collateral and the disposition thereof;

     (c)  to pay the debts evidenced under the Loan Agreement;

     (d)  to pay any other debts owed by Shareholder to WFOE; and

     (e)  to turn over any surplus proceeds to the Shareholder.

9.5 It is the intention of the parties that the grant of the security interest and assignment and pledge of the Collateral to WFOE is to be, at the discretion of the WFOE, a remedy of WFOE upon the occurrence of an Event of Default.

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ARTICLE 10. TRANSFER

10.1 The Shareholder shall not transfer any of her rights under this Agreement.

10.2 WFOE may transfer all or part of its rights under this Agreement to any person upon provision of written notice to the Shareholder; such transferee shall have all rights and interests as held by WFOE hereunder.

ARTICLE 11. EFFECTIVENESS OF THIS CONTRACT

11.1 This Agreement shall become effective upon the signature and seal by the Shareholder and XYZ and XYZ recording the pledge in the shareholders register [Chineese Characters] of XYZ duly sealed with XYZ's common seal (the "EFFECTIVE DATE") and in the form as attached at Exhibit B.

11.2 XYZ shall record the transfer of the title to the Collateral by the exercise of the pledge as may be directed by WFOE from time to time.

ARTICLE 12. MISCELLANEOUS

12.1 The terms of this Agreement will inure to the benefit of and bind the parties hereto and their respective successors, assigns, executors, heirs and legal representatives.

12.2 This Agreement contains the entire pledge agreement between WFOE and Shareholder with respect to the Pledged Equity and the Collateral and may be modified only by a writing signed by WFOE, Shareholder and XYZ. If any of the provisions of this Agreement are held invalid or unenforceable, this Agreement will be construed as if not containing the invalid or unenforceable provisions.

12.3 WFOE's waiver or delay in exercising any rights under this Agreement shall not constitute or be regarded as a waiver of such powers generally or with respect to any future right to such exercise.

12.4 This Agreement will be construed in accordance with and governed by the laws of PRC.

12.5 If the parties hereto are unable to settle any dispute arising from the provisions of this Contract through mediation, any party hereto can submit the dispute for final and binding arbitration to the China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration before a panel of three (3) arbitrators pursuant to the then-valid arbitration rules of CIETAC.

12.6 All notices, requests, demands and other communications to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit in the government postal service or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown below, or to such other address as such party may designate in writing from time to time to the other party.

12.7 Time is of the essence of each and every provision of this Agreement.

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12.8 This Agreement may be executed in any number of counterparts, and when so executed shall have the same force and effect as though all signatures appeared on one document.

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IN WITNESS WHEREOF, the parties have executed this Equity Pledge Agreement as of the date and year first above written.

[NAME OF THE PRC SUBSIDIARY]              [NAME OF THE CONTRACTING SHAREHOLDER
                                          OF THE AFFILIATED ENTITY]

By:
    ------------------------------------
Name:
      ----------------------------------
Title: Legal Representative               By: ----------------------------------
Address:                                  Name: [Name of the contracting
         -------------------------------        shareholder of the affiliated
                                                entity]

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[NAME OF THE AFFILIATED ENTITY (THE WOFE)]


By:
    ------------------------------------
Name:
     -----------------------------------
Title: Legal Representative
Address:
         -------------------------------

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Exhibit A: Form of Capital Contribution Certificate

Exhibit B: Form of Shareholders Register